UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Your Vote Counts! TRANSOCEAN LTD. TURMSTRASSE 30 CH-6312 STEINHAUSEN SWITZERLAND TRANSOCEAN LTD. 2024 Annual General Meeting Vote by 11:59 P.M. EDT May 15, 2024 / 5:59 A.M. Swiss time May 16, 2024 Meeting Date May 16, 2024 6:30 p.m. Swiss time Parkhotel Zug Industriestrasse 14 6304 Zug, Switzerland Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V40587-P06727 You invested in TRANSOCEAN LTD. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 16, 2024. Get informed before you vote View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends
1.	Approval of (A) the 2023 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2023 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2023, (B) the Swiss Statutory Compensation Report for Fiscal Year 2023 and (C) the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2023	
1A	Approval of the 2023 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2023 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2023	For
1B	Approval of the Swiss Statutory Compensation Report for Fiscal Year 2023	For
1C	Approval of the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2023	For
2.	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2023	For
3.	Appropriation of the Accumulated Losses for Fiscal Year 2023	For
4.	Approval of Shares Authorized for Issuance	For
5.	Reelection of 10 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	
5A	Glyn A. Barker	For
5B	Vanessa C.L. Chang	For
5C	Frederico F. Curado	For
5D	Chadwick C. Deaton	For
5E	Domenic J. "Nick" Dell'Osso, Jr.	For
5F	Vincent J. Intrieri	For
5G	Samuel J. Merksamer	For
5H	Frederik W. Mohn	For
5I	Margareth Øvrum	For
5J	Jeremy D. Thigpen	For
6.	Reelection of Chadwick C. Deaton as the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	For
7.	Reelection of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	
7A	Glyn A. Barker	For
7B	Vanessa C.L. Chang	For
7C	Samuel J. Merksamer	For
8.	Reelection of Schweiger Advokatur / Notariat as the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	For
9.	Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2024 and Reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a Further One Year Term	For
10.	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2024	For
11.	Prospective Vote on the Maximum Compensation of (A) the Board of Directors and (B) the Executive Management Team	
11A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2024 Annual General Meeting and the 2025 Annual General Meeting	For
11B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2025	For
12.	Approval of (A) Redenominating the Currency of the Company's Share Capital from Swiss Francs to U.S. Dollars and (B) Reducing the Par Value of the Company's Shares	
12A	Approval of Redenominating the Currency of the Company's Share Capital from Swiss Francs to U.S. Dollars	For
12B	Approval of Reducing the Par Value of the Company's Shares	For
13.	Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans	
13A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan	For
13B	Approval of Capital Authorization for Share-Based Incentive Plans	For

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